CONSULTING AGREEMENT


      CONSULTING AGREEMENT dated as of May 1, 1997 between Cable & Co. Worldwide, Inc., a Delaware corporation (the "Company") having an office at 724 Fifth Avenue, New York, New York 10019, and Susquehana Holding Corp., a Delaware Corporation, having an office at 230 Mathers Road, Ambler, Pennsylvania 19002 ("Susquehana" or the "Consultant").

                              W I T N E S S E T H:

        WHEREAS, the Company wishes to retain Consultant to provide the Company with certain consulting services and Consultant is willing to provide such consulting services, on the terms and conditions set forth herein,

        NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

      Section 1. Retention of Susquehana. The Company hereby retains and engages Susquehana, and Susquehana hereby accepts such engagement, in each case subject to the terms and conditions of this Agreement.

      Section 2. Services.

        (a) On the terms and subject to the conditions herein contained, the Company hereby engages Consultant as a consultant, and Consultant hereby accepts such engagement. Consultant's duties shall be to consult with the Board of Directors and management of the Company, from time to time, as requested by the Company with regard to operations, strategic planning and business development including marketing of products and targeting of acquisitions for the Company and such other aspects of the business of the Company as Consultant and the Company may agree from time to time.

        (b) In connection with any proposal made by Susquehana pursuant to this Agreement, the Company and Susquehana acknowledge that the Company shall not be obligated to accept such proposal or further obligate itself hereunder.

      Section 3. Compensation.

        (a) The Company shall pay to Susquehana $100,000 as compensation for the services specified in Section 2 hereof. The Company acknowledges that it does not currently have the financial ability to pay for Susquehana's services in cash. Therefore, in lieu of such cash payment and in consideration of services heretofore rendered, and to be rendered by Susquehana, pursuant to this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Company, concurrently with



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the execution hereof,  shall issue to Susquehana  500,000 shares (the "Shares")
of the Company's common stock, par value $0.01 per share (the "Common Stock").

      Section 4. Assignability of Shares. The Shares have not been registered under the Securities Act or any state securities law and shall not be transferred, sold, assigned or hypothecated in violation thereof. If permitted by the foregoing, any such transfer, sale, assignment or hypothecation shall be effected by Susquehana by surrendering the Shares for assignment at the office of the Company, accompanied by an opinion of counsel satisfactory to the Company and its counsel, stating that such transfer does not violate the Securities Act or any applicable state securities law.

      Section 5. Non-Competition. Susquehana acknowledges that in the course of its engagement it will become familiar with trade secrets and other confidential information (collectively, "Confidential Information") concerning the Company and that its services will be special, unique and extraordinary to the Company. Subject to the limitations set forth herein, Susquehana agrees that during the Term and for a period of one year thereafter it shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the business of the Company as such business exists within any geographical area in which the Company conducts its business. In addition, Susquehana shall not solicit, interfere with or conduct business with any vendors, customers or employees of the Company during the term of this Agreement or for a period of one year after the termination hereof. In the event the Company breaches any of its duties or obligations under this Agreement, the Company agrees that Susquehana shall not be bound by the provisions of this Agreement, except for the provisions of the immediately following sentence. Susquehana agrees that it shall not disclose to any third party any Confidential Information and shall not use any Confidential Information for any purpose other than the performance of its duties under this Agreement.

      Section 6. Term.

        (a) This Agreement shall be for a term of one (1) year commencing on the date hereof.

      Section 7. Representations and Warranties of Susquehana. Susquehana represents and warrants to the Company that it is not acquiring the Securities with a view to, or for resale in connection with, any distribution in violation of the Securities Act of 1933, as amended.

      Section 8. Indemnification.

        (a) The Company agrees to indemnify and hold harmless Susquehana and its directors, officers and affiliates against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and all actions, suits, proceedings and investigations in respect thereof and any and all legal or other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses, and disbursements, as and when


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incurred, of investigating,  preparing or defending any such action,  proceeding or investigation (whether or not in connection with litigation to which Susquehana is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with information provided by the Company which contains a material misrepresentation or material omission in connection with the provision of services by Susquehana under this Agreement; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of Susquehana. The Company also agrees that Susquehana shall not have any liability (whether direct or indirect in contract or tort or otherwise) to the Company or to any person (including, without limitation, Company shareholders) claiming through the Company for or in connection with the engagement of Susquehana, except to the extent that any such liability results from Susquehana's gross negligence or willful misconduct. This indemnification shall survive the termination of this Agreement.

        (b) Each party  entitled to  indemnification  under this  agreement (the
"Indemnified Party"), shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and any litigation resulting therefrom.

      Section 9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof.

      Section 10. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding between the parties and supersedes and preempts any prior understanding or agreements, whether written or oral. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Susquehana.

      Section 11. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and shall be enforceable by Susquehana and the Company and their respective successors and permitted assigns.

      Section 12. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed effective and given upon actual delivery if presented


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personally,  one business  day after the date sent if sent by prepaid  telegram, overnight courier service, telex or facsimile transmission or five business days if sent by registered or certified mail, return receipt requested, postage prepaid which shall be addressed to the following addresses:

          If to the Company:

          Cable & Co. Worldwide, Inc.
          724 Fifth Avenue
          New York, New York  10019
          Attn:  Alan Kandall, Executive Vice President

          If to Susquehana:

          230 Mathers Road
          Ambler, Pennsylvania  19002
          Attention:  Norbert Zeelander


      Section 13. Assignability. Except for the right of Susquehana to sell, transfer or otherwise dispose of the Shares, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or Susquehana without the prior written consent of the other party hereto.

      Section 14. Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

      Section 15. Section and Other Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.



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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on May
1, 1997 as of the date first written above.


               CABLE & CO. WORLDWIDE, INC.


               By:    /s/ Alan Kandall
                    Name:  Alan Kandall
                    Title: Executive Vice President



                Susquehana HOLDING CORP.


               By:    /s/ Norbert Zeelander
                    Name:  Norbert Zeelander
                    Title: President



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